Exhibit 99.1
Contacts:  Brad Holiday
Eric Struik
Tim Buckman
(760) 931-1771

CALLAWAY GOLF COMPANY ANNOUNCES
SECOND QUARTER AND FIRST HALF 2010 RESULTS

CARLSBAD, CA /July 28, 2010/ Callaway Golf Company (NYSE:ELY) today announced its financial results for the second quarter and first half of the year ended June 30, 2010, which were consistent with the Company’s June 14th guidance.

For the second quarter, the Company reported:

•
Net sales of $304 million, an increase of 1% compared to $302 million for the second quarter of 2009.  Changes in foreign currency rates favorably affected net sales by $6 million in the second quarter of 2010 compared to the same period in 2009.

•	Gross profit of $124 million (41% of net sales), compared to gross profit of $110 million (36% of net sales) for the second quarter of 2009.

•	Operating expenses for the quarter of $99 million (32% of net sales) compared to $100 million (33% of net sales) for the same period in 2009.

•	Operating profit of $25 million (8% of net sales) compared to $10 million (3% of net sales) for the same period in 2009.

•
Earnings per diluted share of $0.14 (on 84.3 million weighted average shares outstanding), compared to $0.10 (on 66.8 million weighted average shares outstanding) in 2009.  Fully diluted earnings per share for the second quarter include after-tax charges for the Company’s Global Operations Strategy initiatives of $0.01 per share in 2010 and $0.02 per share in 2009.

For the first six months, the Company reported:

•
Net sales of $606 million, an increase of 6% compared to last year’s net sales of $574 million. Changes in foreign currency rates favorably affected net sales by $21 million for the first six months of 2010 compared to the same period in 2009.

•	Gross profit of $261 million (43% of net sales) compared to $226 million (39% of net sales) for 2009.

•	Operating expenses of $207 million (34% of net sales) compared to $202 million (35% of net sales) for 2009.

•	Operating profit of $53 million (9% of net sales) compared to $24 million (4% of net sales) for 2009.

•
Earnings per diluted share of $0.38 (on 84.1 million weighted average shares outstanding) compared to earnings per diluted share of $0.21 (on 65.1 million weighted average shares outstanding) for 2009.  Fully diluted earnings per share for the period include after-tax charges for the Company’s Global Operations Strategy initiatives of $0.02 per share in 2010 and $0.03 per share in 2009.

“Global economic conditions and the golf industry have recovered more slowly than our original expectations coming into 2010,” commented George Fellows, President and CEO.   “Consumer spending remains constrained by high unemployment, modest income growth, lower housing wealth and tight credit. These constraints, together with unfavorable weather conditions in many key markets for a significant portion of 2010, have resulted in an overall decline in sales in the golf industry for the year. Despite this industry decline, our first half results have improved over last year, driven in large part by our improved gross margins, more favorable foreign currency rates, and significant growth in our putters and accessories businesses.”

“While the golf industry will recover, given recent increased uncertainty regarding retailer and consumer spending in the back half of the year, it does not appear that the industry will fully recover during 2010,” continued Mr. Fellows. “We are therefore focused on the controllable portions of our business, including tight management of discretionary spending, investment in emerging markets and other key growth initiatives to drive long-term shareholder value, and improvements in our operations such as the restructuring of our global operations announced yesterday. These actions, together with the strength of our brands, will allow us to maximize results in the current environment and prepare us to take advantage of a better market once global conditions improve.”

Restructuring of Global Operations

The Company announced yesterday that it will be restructuring its global operations  over the next 18 months as a part of its overall Global Operations Strategy to add speed and flexibility to customer service demands, optimize efficiencies and facilitate long-term gross margin improvements.  This initiative will include the reorganization of the Company’s manufacturing and distribution centers located in Carlsbad, California and Toronto Canada and the creation of third party logistics sites in Dallas, Texas and Toronto, Canada as well as the establishment of a new production facility in Monterrey, Mexico.

Business Outlook

“While we expect that our overall financial results will be better than last year, the unusual uncertainty caused by the current macroeconomic and market conditions make it impossible to forecast retailer and consumer demand for golf products with any reliability,” commented Brad Holiday, Chief Financial Officer of the Company.  “We do expect that our full year gross margins will be improved compared to last year and that our full year operating expenses will be approximately flat compared to last year, even after taking into account the restoration of employee compensation and benefits that were temporarily suspended in 2009.  Because of the lack of visibility into sales, however, we are not providing specific financial guidance for the balance of the year.”

The Company previously estimated that charges for 2010 for its overall Global Operations Strategy initiatives would be approximately $.10 per share.  The scope of the initiatives has been expanded and the Company now estimates that charges for such initiatives in 2010 will be approximately $0.16 per share. Given the expanded scope of the initiatives, the Company now estimates that the savings from its overall Global Operations Strategy initiatives will be approximately $45-$55 million from 2010-2013 as compared to its prior estimate of $25-$45 million through 2012.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company’s financial results and the recently announced restructuring of its global operations.  The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com.  To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast.  A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Wednesday, August 4, 2010.  The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls.  The replay pass code is 85601986.

* * * * *

Disclaimer:  Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to a golf industry recovery, the Company’s future performance, estimated 2010 gross margins and operating expenses, and the estimated amount and timing of the charges and savings related to the Company’s global operations strategy initiatives, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These estimates and statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company’s products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned global operations strategy initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the golf industry and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G:  The financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  In addition to these schedules, the Company has also provided certain supplemental financial information concerning its results, which include certain financial measures not prepared in accordance with GAAP.  The non-GAAP financial measures included in the supplemental financial information present certain of the Company’s financial results (i) excluding charges for the Company’s global operations strategy and (ii) excluding interest, taxes, depreciation and amortization expenses, and changes in the Company’s prior derivative valuation account (“Adjusted EBITDA”). These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP.  These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies.  Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to these items.  The Company has provided reconciling information within the supplemental financial information attached to this press release.

*****

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$53,594	$78,314
Accounts receivable, net	254,549	139,776
Inventories	214,490	219,178
Deferred taxes, net	21,251	21,276
Income taxes receivable	584	19,730
Other current assets	35,246	34,713
Total current assets	579,714	512,987

Property, plant and equipment, net	132,700	143,436
Intangible assets, net	170,455	174,017
Other assets	46,167	45,490
Total assets	$929,036	$875,930

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$134,558	$118,294
Accrued employee compensation and benefits	22,574	22,219
Accrued warranty expense	9,390	9,449
Income tax liability	14,730	1,492
Total current liabilities	181,252	151,454

Long-term liabilities	13,011	14,594
Shareholders' equity	734,773	709,882
Total liabilities and shareholders' equity	$929,036	$875,930

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,
	2010	2009

Net sales	$303,609	$302,219
Cost of sales	179,983	192,371
Gross profit	123,626	109,848
Operating expenses:
Selling	70,730	72,394
General and administrative	19,147	19,358
Research and development	8,648	7,837
Total operating expenses	98,525	99,589
Income from operations	25,101	10,259
Other (expense) income, net	(4,704)	512
Other income before income taxes	20,397	10,771
Income tax provision	8,932	3,859
Net income	11,465	6,912
Dividends on convertible preferred stock	2,625	438
Net income allocable to common shareholders	$8,840	$6,474

Earnings per common share:
Basic	$0.14	$0.10
Diluted	$0.14	$0.10
Weighted-average common shares outstanding:
Basic	63,844	63,121
Diluted	84,259	66,807

	Six Months Ended
	June 30,
	2010	2009

Net sales	$606,484	$574,083
Cost of sales	345,563	348,054
Gross profit	260,921	226,029
Operating expenses:
Selling	145,358	147,044
General and administrative	44,123	39,345
Research and development	17,966	15,940
Total operating expenses	207,447	202,329
Income from operations	53,474	23,700
Other expense, net	(3,133)	(1,869)
Income before income taxes	50,341	21,831
Income tax provision	18,573	8,107
Net income	31,768	13,724
Dividends on convertible preferred stock	5,250	438
Net income allocable to common shareholders	$26,518	$13,286

Earnings per common share:
Basic	$0.42	$0.21
Diluted	$0.38	$0.21
Weighted-average common shares outstanding:
Basic	63,749	63,060
Diluted	84,093	65,105

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net income	$31,768	$13,724
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19,555	20,116
Deferred taxes, net	(1,914)	(5,509)
Non-cash share-based compensation	5,002	3,684
Gain (loss) on disposal of long-lived assets	73	(375)
Changes in assets and liabilities	(64,216)	(40,708)
Net cash used in operating activities	(9,732)	(9,068)

Cash flows from investing activities:
Capital expenditures	(7,549)	(19,448)
Other investing activities	(1,870)	(31)
Net cash used in investing activities	(9,419)	(19,479)

Cash flows from financing activities:
Issuance of common stock	1,683	1,498
Issuance of preferred stock	-	140,000
Equity issuance cost	(60)	(5,871)
Dividends paid, net	(6,530)	(4,430)
Payments on credit facilities, net	-	(90,000)
Other financing activities	(249)	54
Net cash (used in) provided by financing activities	(5,156)	41,251

Effect of exchange rate changes on cash and cash equivalents	(413)	(570)
Net (decrease) increase in cash and cash equivalents	(24,720)	12,134
Cash and cash equivalents at beginning of period	78,314	38,337
Cash and cash equivalents at end of period	$53,594	$50,471

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2010	2009	Dollars	Percent	2010	2009	Dollars	Percent
Net sales:
Woods	$63,263	$75,956	$(12,693)	-17%	$157,752	$155,838	$1,914	1%
Irons	71,489	72,222	(733)	-1%	128,924	137,409	(8,485)	-6%
Putters	33,520	26,421	7,099	27%	71,667	54,112	17,555	32%
Golf balls	58,003	58,245	(242)	0%	109,138	105,593	3,545	3%
Accessories and other	77,334	69,375	7,959	11%	139,003	121,131	17,872	15%
	$303,609	$302,219	$1,390	0%	$606,484	$574,083	$32,401	6%

	Net Sales by Region
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2010	2009	Dollars	Percent	2010	2009	Dollars	Percent
Net sales:
United States	$162,363	$163,739	$(1,376)	-1%	$313,419	$305,020	$8,399	3%
Europe	41,475	42,477	(1,002)	-2%	83,734	85,480	(1,746)	-2%
Japan	30,179	37,061	(6,882)	-19%	83,562	84,456	(894)	-1%
Rest of Asia	24,726	21,300	3,426	16%	49,315	37,852	11,463	30%
Other foreign countries	44,866	37,642	7,224	19%	76,454	61,275	15,179	25%
	$303,609	$302,219	$1,390	0%	$606,484	$574,083	$32,401	6%

	Operating Segment Information
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2010	2009	Dollars	Percent	2010	2008	Dollars	Percent
Net sales:
Golf clubs	$245,606	$243,974	$1,632	1%	$497,346	$468,490	$28,856	6%
Golf balls	58,003	58,245	(242)	0%	109,138	105,593	3,545	3%
	$303,609	$302,219	$1,390	0%	$606,484	$574,083	$32,401	6%

Income (loss) before income taxes:
Golf clubs	$30,838	$25,367	$5,471	22%	$74,453	$53,648	$20,805	39%
Golf balls	5,751	(965)	6,716	NM	7,646	(2,663)	10,309	NM
Reconciling items (1)	(16,192)	(13,631)	(2,561)	-19%	(31,758)	(29,154)	(2,604)	-9%
	$20,397	$10,771	$9,626	89%	$50,341	$21,831	$28,510	131%

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended June 30,			Quarter Ended June 30,
	2010			2009
	Pro Forma Callaway Golf	Global Operations Strategy Initiatives	Total as Reported	Pro Forma Callaway Golf	Global Operations Strategy Initiatives	Total as Reported
Net sales	$303,609	$-	$303,609	$302,219	$-	$302,219
Gross profit	124,823	(1,197)	123,626	111,662	(1,814)	109,848
% of sales	41%	n/a	41%	37%	n/a	36%
Operating expenses	98,417	108	98,525	99,589	-	99,589
Income (loss) from operations	26,406	(1,305)	25,101	12,073	(1,814)	10,259
Other income (loss), net	(4,704)	-	(4,704)	512	-	512
Income (loss) before income taxes	21,702	(1,305)	20,397	12,585	(1,814)	10,771
Income tax provision (benefit)	9,428	(496)	8,932	4,557	(698)	3,859
Net income (loss)	12,274	(809)	11,465	8,028	(1,116)	6,912

Dividends on convertible preferred stock	2,625	-	2,625	438	-	438
Net income (loss) allocable to common shareholders	$9,649	$(809)	$8,840	$7,590	$(1,116)	$6,474

Diluted earnings (loss) per share:	$0.15	$(0.01)	$0.14	$0.12	$(0.02)	$0.10
Weighted-average shares outstanding:	84,259	84,259	84,259	66,807	66,807	66,807

	Six Months Ended June 30,			Six Months Ended June 30,
	2010			2009
	Pro Forma Callaway Golf	Global Operations Strategy Initiatives	Total as Reported	Pro Forma Callaway Golf	Global Operations Strategy Initiatives	Total as Reported
Net sales	$606,484	$-	$606,484	$574,083	$-	$574,083
Gross profit	263,118	(2,197)	260,921	229,399	(3,370)	226,029
% of sales	43%	n/a	43%	40%	n/a	39%
Operating expenses	207,286	161	207,447	202,329	-	202,329
Income (loss) from operations	55,832	(2,358)	53,474	27,070	(3,370)	23,700
Other expense, net	(3,133)	-	(3,133)	(1,869)	-	(1,869)
Income (expense) before income taxes	52,699	(2,358)	50,341	25,201	(3,370)	21,831
Income tax provision (benefit)	19,493	(920)	18,573	9,404	(1,297)	8,107
Net income (loss)	33,206	(1,438)	31,768	15,797	(2,073)	13,724

Dividends due to preferred shareholders	5,250	-	5,250	438	-	438
Net income (loss) available to common shareholders	$27,956	$(1,438)	$26,518	$15,359	$(2,073)	$13,286

Diluted earnings (loss) per share:	$0.40	$(0.02)	$0.38	$0.24	$(0.03)	$0.21
Weighted-average shares outstanding:	84,093	84,093	84,093	65,105	65,105	65,105

	2010 Trailing Twelve Months Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended
	September 30,	December 31,		March 31,	June 30,
	2009	2009		2010	2010	Total
Net income (loss)	$(13,429)	$(15,555)		$20,303	$11,465	$2,784
Interest expense (income), net	(46)	(435)		(118)	(242)	(841)
Income tax provision (benefit)	(11,308)	(11,142)		9,641	8,932	(3,877)
Depreciation and amortization expense	10,128	10,504		9,949	9,606	40,187
Change in energy derivative valuation acct.	-	-		-	-	-
Adjusted EBITDA	$(14,655)	$(16,628	) -	$39,775	$29,761	$38,253

	2009 Trailing Twelve Months Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended
	September 30,	December 31,	March 31,	June 30,
	2008	2008	2009	2009	Total
Net income (loss)	$(7,443)	$(3,154)	$6,812	$6,912	$3,127
Interest expense (income), net	497	272	(123)	551	1,197
Income tax provision (benefit)	(6,676)	(4,766)	4,248	3,859	(3,335)
Depreciation and amortization expense	9,463	9,216	9,944	10,172	38,795
Change in energy derivative valuation acct.	-	(19,922)	-	-	(19,922)
Adjusted EBITDA	$(4,159)	$(18,354)	$20,881	$21,494	$19,862